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                                                                     EXHIBIT 3.7
                                                                     -----------


                           CERTIFICATE OF AMENDEMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         SCOVILL APPAREL FASTENERS INC.
                         ------------------------------

IT IS HEREBY CERTIFIED THAT:

        1. The name of the corporation (hereinafter called the "Corporation") is SCOVILL APPAREL FASTENERS INC.

        2. The Certificate of Incorporation of the Corporation is hereby amended by striding out Article 4 thereof and by substitution in lieu of said Article the following new Article:

        3. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000), all of which shall be Common Stock. Each of such shares shall have par value of $.01.

        4. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
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                                      -2-



          Signed and attested to on August 12, 1986.


                              By: /s/ Frederick F. Schauder
                                  --------------------------
                                  Frederick F. Schauder
                                  Executive Vice President

Attest:

/s/ Stewart Hudnut
--------------------------
Stewart Hudnut, Secretary